Exhibit 99.1

For immediate release

Endeavour Announces Pricing of $54 Million Tack On

Offering of Senior Notes

Houston, TX – October 10, 2012 — Endeavour International Corporation (NYSE: END) (LSE: ENDV) today announced the pricing of its private placement of an additional $54 million aggregate principal amount of its 12% first priority notes due 2018 (the “Notes”). The Notes were priced at 109% of par, at a yield worst of 9.436%. The offering is expected to close on October 15, 2012, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering to redeem, repurchase or otherwise retire its outstanding 12% Senior Subordinated Notes due 2014 and to finance a portion of the construction, improvement and other capital costs related to its U.S. and U.K oil and natural gas properties.

The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This announcement is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements that express a belief, expectation, or intention, as well as those that are not statements of historical fact, and may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following: discovery, estimation, development and replacement of oil and gas reserves; decreases in proved reserves due to technical or economic factors; drilling of wells and other planned exploitation activities; timing and amount of future production of oil and gas; the volatility of oil and gas prices; availability and terms of capital; operating costs such as lease operating expenses, administrative costs and other expenses; our future operating or financial results; amount, nature and timing of capital expenditures, including future development costs; cash flow and anticipated liquidity; availability of drilling and production equipment; uncertainties related to drilling and production operations in a new region; cost and access to natural gas gathering, treatment and pipeline facilities; business strategy and the availability of acquisition opportunities; and factors not known to us at this time. Any of these factors, or any combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of a forward-looking statement. The forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. In addition, any or all of our forward-looking statements included in this release may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Endeavour International Corporation is an international oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea and United States. For more information, visit www.endeavourcorp.com.

For further information:

Endeavour – Investor Relations

Mike Kirksey	713-307-8700
Darcey Matthews	713-307-8711